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
Request ID:     004843364       Province of Ontario                                 Date Report Produced:
Demande no:                     Province de l'Ontario                               Document produit le:
Transaction ID: 019919339       Ministry of Consumer and Commercial Relations       Time Report Produced: 14:27:21
Transaction no:                 Ministere de la Consommation et du Commerce         Imprime a:
Category ID:    CT              Companies Branch
Categorie:                      Direction des compagnies



                          CERTIFICATE OF INCORPORATION
                           CERTIFICAT DE CONSTITUTION


This is to certify that                    Ceci certifie que



                          R P M  P I C T U R E S  L T D .



Ontario Corporation No.                    Numero matricule de la personne
                                           morale en Ontario

                                0 0 2 0 2 1 0 8 9

is a corporation incorporated,             est une societe constituee aux termes
under the laws of the Province             des lois de la province de l'Ontario.
of Ontario.

These articles of incorporation            Les presents statuts constitutifs
are effective on                           entrent en vigueur le



                     J A N U A R Y  13  J A N V I E R,  2 0 0 3




                                   (Signature)

                               Director/Directrice
           Business Corporations Act/Loi sur les societes par actions

                                                                         Page: 1

                                                  Ontario Corporation Number
  Request ID / Demande no                     Numero de la compagnie en Ontario

         4843364                                           2021089

--------------------------------------------------------------------------------

           FORM 1                                       FORMULE NUMERO 1

  BUSINESS CORPORATIONS ACT           /              LOI SUR LES COMPAGNIES


                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

1.   The name of the corporation is:           Denomination sociale de la
                                               compagnie:

           RPM PICTURES LTD.


2.   The address of the registered             Adresse du siege social:
     office is:

           2525    SPEAKMAN DRIVE


     (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit edifice a bureau, numero du bureau)

           MISSISSAUGA                            ONTARIO
           CANADA                                 L5K 1B1

     (Name of Municipality or Post Office)     (Postal Code/Code postal)
     (Nom de la municipalite ou du bureau
     de poste)

3.   Number (or minimum and maximum            Nombre (ou nombres minimal et
     number) of directors is:                  maximal) d'administrateurs:

     Minimum        1                          Maximum          10

4.   The first director(s) is/are:             Premier(s) administrateur(s):

     First name, initials and surname          Resident Canadian State Yes or No
     Prenom, initiales et nom de famille       Resident Canadien Oui/Non

     Address for service, giving Street &      Domicile elu, y compris la rue et
     No.or R.R. No., Municipality and          le numero, le numero de la R.R.,
     Postal Code                               ou le nom de la municipalite et
                                               le code postal

*    G. MARY                                                 YES
     RUBY

     241 INGLEWOOD DRIVE

     TORONTO ONTARIO
     CANADA M4T 1H8


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                                                                         Page: 2

                                                 Ontario Corporation Number
  Request ID / Demande no                     Numero de la compagnie en Ontario

         4843364                                           2021089

--------------------------------------------------------------------------------

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
     Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

     None

6. The classes and any maximum number of shares that the corporation is authorized to issue:
     Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:

     The Corporation is authorized to issue an unlimited number of common shares.

                                                                         Page: 3

                                                 Ontario Corporation Number
  Request ID / Demande no                    Numero de la compagnie en Ontario

         4843364                                           2021089

--------------------------------------------------------------------------------

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
     Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions que peut etre emise en serie:

     The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

     (a) Payment of Dividends: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the common shares, the board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

     (b) Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

     (c) Voting Rights: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.




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                                                                         Page: 4

                                                  Ontario Corporation Number
  Request ID / Demande no                     Numero de la compagnie en Ontario

         4843364                                           2021089

--------------------------------------------------------------------------------

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
     L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

     No share in the capital of the Corporation shall be transferred without the consent of the directors expressed by the votes of a majority of the directors at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors.

                                                                         Page: 5

                                                  Ontario Corporation Number
 Request ID / Demande no                     Numero de la compagnie en Ontario

        4843364                                           2021089

--------------------------------------------------------------------------------

9.   Other provisions, (if any, are):
     Autres dispositions, s'il y a lieu:

     (1) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

     (2) Any invitation to the public to subscribe for securities of the Corporation is prohibited.



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                                                                         Page: 6

                                                  Ontario Corporation Number
  Request ID / Demande no                     Numero de la compagnie en Ontario

         4843364                                           2021089

--------------------------------------------------------------------------------

10. The names and addresses of the incorporators are Nom et adresse des fondateurs


     First name, initials and last name        Prenom, initiale et nom de
     or corporate name                         famille ou denomination sociale


     Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
     Domicile elu, adresse du siege social au adresse de l'etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal


*    LAURA S. UYENAKA

     66 WELLINGTON STREET WEST     Suite 4700
     TORONTO-DOMINION BANK TOWER
     TORONTO ONTARIO
     CANADA M5K 1E6